(11)--STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

EDAC TECHNOLOGIES CORPORATION


                                  Three Months Ended       Six Months Ended
                                       June 30                  June 30
                                ----------------------   ----------------------
                                   1996        1995         1996        1995
                                ----------  ----------   ----------  ----------
Primary:
  Average shares outstanding     3,667,040   3,618,318    3,660,290   3,606,928
  Net effect of dilutive
  stock options based on
  the treasury stock method
  using average market price       121,208     140,320      117,317     132,139
                                ----------  ----------   ----------  ----------

      TOTALS                     3,788,248   3,758,638    3,777,607   3,739,067
                                ==========  ==========   ==========  ==========

      Net income                $   23,175  $  (37,796)  $   81,232  $   60,990
                                ==========  ==========   ==========  ==========

      Net income
      per share                 $     0.01  $    (0.01)  $     0.02  $     0.02
                                ==========  ==========   ==========  ==========


Fully diluted:
  Average shares outstanding     3,667,040   3,618,318    3,660,290   3,606,928
  Net effect of dilutive
  stock options based on
  the treasury stock method
  using quarter end market
  price if higher than
  average market price             125,871     152,179      129,723     156,075
                                ----------  ----------   ----------  ----------

      TOTALS                     3,792,911   3,770,497    3,790,013   3,763,003
                                ==========  ==========   ==========  ==========

      Net income                $   23,175  $  (37,796)  $   81,323  $   60,990
                                ==========  ==========   ==========  ==========

      Net income
      per share                 $     0.01  $    (0.01)  $     0.02  $     0.02
                                ==========  ==========   ==========  ==========